INTELLIGENTIAS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On June 7, 2007, the Company entered into the Stock Purchase Agreement to acquire all of the issue and outstanding stock of Systeam Italy SpA (“Systeam”) from SysteamUS, Inc. in consideration for assuming Systeam’s net liabilities of approximately $5,900,000 and the exchange of consideration of approximately $2,500,000 by assuming debt in the same amount due from an entity related Systeam.

Also on June 7, 2007, Intelligentias, Inc. (the “Company” or “Purchaser”) entered into the Stock Sale Agreement to acquire all of the issued and outstanding stock of Datakom GmbH (“Datakom”) from Mr. Paul Hoffmann and Mrs. Lydia Krowka for an aggregate purchase price of $27,650,000, subject to adjustment. The aggregate purchase price was comprised of: (i) cash consideration of $10.5 million, $2.0 million of which was paid immediately and the remaining US$8,500,000 is payable within 8 weeks after the distribution of a Private Placement Memorandum associated with the sale of the the Company’s common stock;  (ii) direct transaction costs of $70,000 and (iii) issuance of 14,000,000 shares of the Company’s common stock with a fair value of $17,078,600, based on the closing price of the Company’s common stock on the closing date. The Stock Sale Agreement also included contingent consideration which was based on the determination of Datakom’s EBITDA (as defined in the Stock Sale Agreement) during calendar year 2007.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company, Systeam and Datakom and has been prepared to illustrate the effects of the Company’s acquisitions of Datakom and Systeam (collectively, the “Acquisitions”) The unaudited pro forma condensed combined balance sheet as of March 31, 2007 gives effect to the Acquisitions accounted for under the purchase method of accounting, assuming that the transactions had been consummated at March 31, 2007. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 and the quarter ended March 31, 2007 gives effect to the Acquisition assuming the transactions had been consummated on January 1, 2006. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the transaction. The Company is in the process of obtaining independent valuations to allocate the excess purchase price for Systeam and Datakom.  The Company anticipates having the valuation completed in the fourth quarter of 2007.  For purposes of pro forma adjustments, management assumes that a weighted average amortization life of all intangibles including goodwill will be 5 years.

The unaudited pro forma condensed combined financial information  have been prepared by the Company’s management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had Acquisitions been completed during the specified periods. For purposes of preparing our financial statements subsequent to the acquisition, we have established a new basis for Systeam and Datakom’s assets and liabilities based upon their fair values and the purchase price we are paying, including the cost of the acquisition. As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reported in these statements.

Intelligentias, Inc.

Pro Forma Unaudited Condensed Combined Balance Sheet

as of March 31, 2007

	Historical				Pro Forma Adjustments
	Intelligentias	Systeam Italy SpA.	Datakom GmbH	Total	DEBIT		CREDIT		Pro Forma Combined
Assets
Cash and cash equivalents	7,934	11,316	1,266,567	1,285,817	2,971,784	1	2,070,940	4	2,186,661
Accounts receivable - trade	-	1,487,397	832,191	2,319,588					2,319,588
Other receivables	-	-	591,611	591,611					591,611
Costs in excess of billings	-	188,656	307,023	495,679					495,679
Due from related party	1,407,585	-	-	1,407,585			1,407,585	2	-
Due from parent company	-	2,504,720	-	2,504,720			2,504,720	3	-
Inventory	-	-	44,740	44,740					44,740
Other assets	-	87,058	232,223	319,281	28,216	1			347,497
Total current assets	1,415,519	4,279,147	3,274,355	8,969,021					5,985,776

Fixed assets, net	66,341	80,410	182,047	328,798					328,798
Restricted long term investments	-	-	2,317,796	2,317,796					2,317,796
Deposits	-	-	765,429	765,429					765,429
Other long-term assets	-	92,501	16,054	108,555					108,555
Purchased software	5,598,928	-	-	5,598,928					5,598,928
Intangible assets - Systeam	-	-	-	-	8,424,693	3			8,424,693
Intangible assets - Datakom	-	-	-	-	26,928,787	4			26,928,787
Total Assets	7,080,788	4,452,058	6,555,681	18,088,527					50,458,762

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	38,750	1,014,894	1,005,433	2,059,077					2,059,077
Accrued expenses	65,194	5,848,603	1,286,304	7,200,101	22,169	2	8,500,000	4	15,677,932
Short-term borrowings	450,000	564,532	516,081	1,530,613	1,688,238	1	3,000,000	1	2,842,375
Deferred revenue	-	1,558,586	908,182	2,466,768					2,466,768
Derivative warrant liability	10,260,000	-	-	10,260,000					10,260,000
Notes payable to related parties	150,000	1,385,416	-	1,535,416	1,385,416	2			150,000
Total current liabilities	10,963,944	10,372,031	3,716,000	25,051,975					33,456,152

Non-current liabilities
Accrued pension obligation	-	-	2,117,528	2,117,528					2,117,528
Total liabilities	10,963,944	10,372,031	5,833,528	27,169,503					35,573,680

Stockholders' deficit
Common stock	10,949	648,350	278,572	937,871	926,922	3,4	1,400	4	12,349
Additional paid-in-capital	19,912,502	(1,478,177)	-	18,434,325		3	20,245,015	1,4	38,679,340
Accumulated deficit	(23,806,607)	(4,624,520)	336,351	(28,094,776)	336,351	4	4,624,520	3	(23,806,607)
Accumulated other comprehensive income (loss)	-	(465,626)	107,230	(358,396)	107,230	4	465,626	3	-
Total stockholders' equity (deficit)	(3,883,156)	(5,919,973)	722,153	(9,080,976)					14,885,082
Total Liabilities and Stockholders' Deficit	7,080,788	4,452,058	6,555,681	18,088,527					50,458,762

See accompanying notes to unaudited pro forma condensed combined financial information.

Intelligentias, Inc.

Pro Forma Unaudited Combined Statement of Operations and Comprehensive Loss

For the Three Months Ended March 31, 2007

					Pro Forma Adjustments
	Intelligentias	Systeam Italy SpA.	Datakom GmbH	Total	DR		CR	Pro Forma Combined
Revenues	$ -	$ 332,064	$ 1,545,584	$ 1,877,648				$ 1,877,648

Costs and expenses
Direct cost of revenues	-	220,070	880,348	1,100,418				1,100,418
Selling general and administrative	764,336	1,113,356	811,958	2,689,650				2,689,650
Depreciation and amortization	521,156	3,353	27,115	551,624	1,731,753	5		2,283,377
Total costs and expenses	1,285,492	1,336,779	1,719,421	4,341,692				6,073,445

Operating loss	(1,285,492)	(1,004,715)	(173,837)	(2,464,044)				(4,195,797)

Other income (expense)
Loss on derivative warrant liability	(6,529,200)	-	-	(6,529,200)				(6,529,200)
Interest expense	(11,190,843)	(30,429)	(1,216)	(11,222,488)	90,000	6		(11,312,488)
Interest income	18,852	-	5,309	24,161				24,161
Total Other income (expense)	(17,701,191)	(30,429)	4,093	(17,727,527)				(17,817,527)

Income (loss) before income tax provision	(18,986,683)	(1,035,144)	(169,744)	(20,191,571)				(22,013,324)
Income tax provision	-	-	-	-				-

Net income (loss)	(18,986,683)	(1,035,144)	(169,744)	(20,191,571)				(22,013,324)
Foreign currency translation adjustment	-	(93,160)	693	(92,467)				(92,467)
Unrealized gain on investments	-	-	13,261	13,261				13,261
Comprehensive income (loss)	$ (18,986,683)	$ (1,128,304)	$ (155,790)	$ (20,270,777)				$ (22,092,530)

Weighted average common shares outstanding - basic and diluted	90,472,323				14,000,000	7		104,472,323
Net loss per common share- basic and diluted	$ (0.21)							$ (0.21)

See accompanying notes to unaudited pro forma condensed combined financial information.

Intelligentias, Inc.

Pro Forma Unaudited Combined Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2006

					Pro Forma Adjustments
	Intelligentias	Systeam Italy SpA.	Datakom GmbH	Total	DR		CR		Pro Forma Combined
Revenues	$ -	$ 1,543,569	$ 7,147,023	$ 8,690,592					$ 8,690,592
Services provided to parent company	-	3,323,489	-	3,323,489					3,323,489
Total Revenues	-	4,867,058	7,147,023	12,014,081					12,014,081

Costs and expenses
Direct cost of materials and non-related party revenues	-	360,849	3,852,523	4,213,372					4,213,372
Selling general and administrative	599,597	5,977,477	3,151,279	9,728,353					9,728,353
Depreciation and amortization	130,239	11,267	135,783	277,289	7,108,427	5			7,385,716
Total costs and expenses	729,836	6,349,593	7,139,585	14,219,014					21,327,441

Operating income (loss)	(729,836)	(1,482,535)	7,438	(2,204,933)					(9,313,360)

Other income (expense)
Loss on derivative warrant liability	(3,970,800)	-	-	(3,970,800)					(3,970,800)
Interest expense	(78,153)	(51,200)	(24,120)	(153,473)	360,000	6			(513,473)
Interest income	3,733	-	(73,707)	(69,974)					(69,974)
Total other income (expense)	(4,045,220)	(51,200)	(97,827)	(4,194,247)					(4,554,247)

Loss from continuing operations before provision for income taxes	(4,775,056)	(1,533,735)	(90,389)	(6,399,180)					(13,867,607)
Provision for income taxes	-	(371,590)	-	(371,590)			371,590	7	-

Income (loss) from continuing operations	(4,775,056)	(1,905,325)	(90,389)	(6,770,770)					(13,867,607)
Loss from discontinued operations	(24,605)	-	-	(24,605)					(24,605)

Net income (loss)	(4,799,661)	(1,905,525)	(90,389)	(6,795,375)					(13,892,212)
Foreign currency translation adjustment	-	(489,968)	94,209	(395,759)					(395,759)
Unrealized gain on investments	-	-	77,933	77,933					77,933
Comprehensive income (loss)	$ (4,799,661)	$ (2,395,293)	$ 81,753	$ (7,113,201)					$ (14,210,038)

Weighted average common shares outstanding- basic and diluted	206,227,123				14,000,000	7			220,227,123
Net loss per common share- basic and diluted	$ (0.02)								$ (0.06)

See accompanying notes to unaudited pro forma condensed combined financial information.

Intelligentias, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Adjustments to Pro Forma Condensed Combined Financial Information

The adjustments to the pro forma condensed combined financial information in connection with the purchase of Systeam and Datakom are as follows.

Adjustment # 1

	Debit	Credit
Cash	2,971,784
Debt issuance costs	28,216
Discount on short-term debt	1,688,238
Short-term debt		3,000,000
Additional paid-in capital		1,688,238

The adjustment above records the proceeds from a short-term borrowing consummated on June 13, 2007 to fund the initial Datakom acquisition payment. The borrowing includes 5.5 million detachable warrants with an exercise price of $2.05 valued at $1,688,238 which has been recorded as a debt discount.

Adjustment # 2

	Debit	Credit
Due from related party		1,407,585
Notes payable to related party	1,385,416
Accrued interest payable to related party	22,169

The adjustment above eliminates in consolidation amounts Systeam owes Intelligentias including accrued interest payable of $22,169.

Adjustment #3

	Debit	Credit
Intangible assets	8,424,693
Common stock - Systeam	648,350
Additional paid-in capital - Systeam		1,478,177
Accumulated deficit - Systeam		4,624,520
Accumulated other comprehensive income - Systeam		465,626
Due from parent company		2,504,720

The adjustment above records the consolidation equity elimination entries and the purchase accounting entries necessary to record the acquisition of all of the issued and outstanding shares of Systeam as well as allocate the excess of liabilities assumed over assets acquired to intangible assets. The acquisition includes the assumption of net liabilities and the exchange of consideration of approximately $2.5 million by assuming debt in the same amount due from an entity related to Systeam. As the amounts eliminate in consolidation, the net effect of the adjustment to record this consideration is zero.

Intelligentias, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Adjustment #4

	Debit	Credit
Intangible assets	26,928,787
Cash		2,070,940
Acquisition payable to Datakom		8,500,000
Common stock - Intelligentias		1,400
Additional paid-in capital - Intelligentias		17,078,600
Common stock - Datakom	278,572
Accumulated deficit - Datakom	336,351
Accumulated other comprehensive income - Datakom	94,781

The adjustment above records the consolidation equity elimination entries and the purchase accounting entries necessary to record the $2,000,0000 up-front cash payment, $70,940 in acquisition costs and the $8,500,000 payable to Datakom and the issuance of 14,000,000 shares of Intelligentias common stock in exchange for all of the issued and outstanding shares of Datakom.  The value of the 14,000,000 shares of Intelligentias common stock is based on a per share price of $1.22 which is the quoted market price on the date the terms of the acquisition were agreed to and announced.

Adjustment #5

The adjustment records amortization expense for the intangible assets acquired in the purchase of Systeam and Datakom on a straight-line basis over 5 years for the interim and annual periods presented

Adjustment #6

The adjustment records interest expense on the short-term financing described in adjustment #1 at an interest rate of 12% per annum. Adjustment does not include amortization of the debt discount.

Adjustment #7

The adjustment represents the additional 14,000,000 shares issued for the purchase of Datakom as discussed in adjustment #4.

Adjustment #8

This adjustment eliminates the income tax expense of Systeam (see Note 3 - Income Tax Expense below).

Note 2 - Intangible Assets

The Company is in the process of obtaining independent valuations to allocate the excess purchase price for Systeam and Datakom.  The Company anticipates having the valuation completed in the fourth quarter of 2007.  For purposes of pro forma adjustments, management assumes that a weighted average amortization life of all intangibles including goodwill will be 5 years.

Note 3 - Income Tax Expense

A provision for income taxes has not been recorded due to the uncertainty with respect to Systeam’s tax expense if it had been a consolidated subsidiary of Intelligentias.